Exhibit 99.1

Event Notice

Dated December 24, 2012

Issuer:	SLM Student Loan Trust 2006-7

Depositor:	SLM Funding LLC

Notes to which this Event Notice relates:	$90,000,000 Auction Rate Class A-6B Notes (the “Class A-6B Notes”)
$90,000,000 Auction Rate Class A-6C Notes (the “Class A-6C Notes”)

CUSIP Numbers:	Class A-6B Notes: Class A-6C Notes:	78443GAG0 78443GAH8

Event Reported:	Buy Rates to be Bid by an affiliate of the Depositor in Future Auctions

Buy Rates to be Bid by an affiliate of the Depositor in Future Auctions

For the auction for the Class A-6B Notes occurring on December 26, 2012 and the Class A-6C Notes occurring on December 28, 2012, an affiliate of the Depositor intends to submit buy bids for all outstanding Notes that it does not currently hold of each of the Class A-6B Notes and the Class A-6C Notes at a rate equal to LIBOR + 1.50%.

The previous auctions for the Class A-6B Notes have resulted in the Depositor’s affiliate holding $65,050,000 of the Class A-6B Notes. The Depositor’s affiliate plans to bid the All Hold Auction Rate for the Class A-6B Notes and Class A-6C Notes it currently holds.

The previous auctions for the Class A-6C have resulted in the Depositor’s affiliate holding $20,450,000 of the Class A-6C Notes. The Depositor’s affiliate plans to bid the All Hold Auction Rate for the Class A-6B Notes and Class A-6C Notes it currently holds.

Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Issuer’s indenture, dated as of August 1, 2006.

The information contained in this Event Notice has been submitted by the Depositor to report certain events and future plans of an affiliate of the Depositor with respect to the Notes. Nothing contained in this Event Notice is, or should be construed as, a representation by the Depositor that the information included in this Event Notice constitutes all of the information that may be material to a decision to invest in, hold or dispose of any of the securities listed above, or any other securities of the Issuer.

For additional information, contact:

Mark Rein

Sallie Mae, Inc.

Vice President, Corporate Finance

2001 Edmund Halley Dr.

Reston, VA 20191

Phone: 703-984-5679

Email: Mark.Rein@salliemae.com